Exhibit 1.01
ClearOne, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2014
Company Overview

ClearOne, Inc. (ClearOne) is a global company that designs, develops and sells conferencing, collaboration, streaming and digital signage products for voice and visual communications.

Conflict Minerals Disclosure

ClearOne has concluded that products it manufactures or contracts to manufacture contain conflict minerals, defined by Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“the Act”) as gold, columbite-tantalite (coltan), cassiterite, and wolframite, including their derivatives which are limited to tantalum, tin, and tungsten. As a result of such conclusion, ClearOne conducted a reasonable country of origin inquiry designed to determine if the conflict minerals in its products originated in the Democratic Republic of Congo ("DRC") or the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia or Angola (an "Adjoining Country") or are from recycled or scrap resources. In conducting due diligence, ClearOne applied guidance from the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, an internationally recognized due diligence framework.

ClearOne has performed a reasonable country of origin inquiry, which included the following procedures:

•	Determining which conflict minerals are necessary to the functionality or production of a product manufactured or contracted to be manufactured by ClearOne worldwide;

•	Questionnaires were drafted and sent to all current suppliers requiring identification of any conflict minerals from the DRC or an Adjoining Country;

•	Upon receipt from suppliers, all questionnaires were reviewed to determine whether conflict minerals were from the DRC or an Adjoining Country;

•	Follow-up was conducted with slow-to-respond suppliers, distributors and resellers; and

•	To the extent possible, a search of certain publicly available information was performed.

ClearOne has determined in good faith that for calendar year 2014, as a result of its due diligence efforts, that a portion of its products contain conflict minerals originating in the DRC or an Adjoining Country and knows or has reason to believe that those conflict minerals may not be solely from recycled or scrap sources. ClearOne has also concluded in good faith that during this reporting period, the necessary conflict materials contained in our products that originated or may have originated from the Covered Countries are “DRC conflict undeterminable.” ClearOne was unable to determine whether the conflict minerals financed or benefited armed groups. A listing of known smelters identified by ClearOne suppliers, who supply materials for ClearOne's conferencing, collaboration, streaming and digital signage solutions for voice and visual communications, is included in Annex I.

In the next compliance period, Clearone intends to continue gathering the information and improve due diligence measures and further mitigate the risk that its necessary conflict minerals do not benefit armed groups, including but not limited to (i) continuing to engage with suppliers to obtain current, accurate and complete information about the supply chain; and (ii) encourage suppliers to implement responsible sourcing and to have them encourage smelters and refiners to obtain a "conflict-free" designation from an independent third-party auditor.

This Conflict Minerals Report was not subject to an independent private sector audit, as such an audit was not required by paragraph 2 of the instructions to Item 1.01 of Form SD.

A copy of this Conflict Minerals report is publicly available on ClearOne’s website at:

http://investors.clearone.com/sec.cfm

ANNEX I

Mineral	Smelter Name	Location
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Chimet SpA	ITALY
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	FAGGI ENRICO SPA	ITALY
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyeria Plateria SA	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co. Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	So Accurate Refining Group	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co. Ltd	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA
Tantalum	JiuJiang Tanbre Co. Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt. Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES

Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	NGHE TIN NON-FERROUS METAL	VIETNAM
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	OMSA	BOLIVIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA

Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HANJAYA PERKASA METALS	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	Pt Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA